Exhibit 10.21

Amendment No. 1 to Share Exchange and Purchase Agreement

Dated as of December 23, 2022

This Amendment No. 1 to Share Exchange and Purchase Agreement, (this “Amendment”) is entered into as of the date first set forth above (the “Amendment Date”), by and among (i) HeartCore Enterprises, Inc., a Delaware corporation (“HeartCore”); (ii) Sigmaways, Inc., a California corporation (“Sigmaways”) and (iii) Prakash Sadasivam (“Seller”). Each of HeartCore, Sigmaways and the Seller may be referred to herein collectively as the “Parties” and separately as a “Party.”

WHEREAS, the Parties are all of the Parties to that Share Exchange and Purchase Agreement, dated as of September 6, 2022 (the “Original Agreement”) and now desire to amend the Original Agreement, and the Original Agreement may be amended in writing pursuant to the provisions of Section 12.11 thereof;

NOW THEREFORE, on the stated premises and for and in consideration of the mutual covenants and agreements hereinafter set forth and the mutual benefits to the Parties to be derived here from, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and intending to be legally bound hereby, the Parties hereby agree as follows:

1.	Defined terms used herein without definition shall have the meanings given in the Original Agreement.

2.	Pursuant to the provisions of Section 12.11 of the Original Agreement, the date “December 31, 2022” in Section 10.01(e) of the Original Agreement is hereby amended to be “April 30, 2023”.

3.	Other than as amended here, the Original Agreement shall remain in full force and effect. Following the Amendment Date, any reference in the Original Agreement to the “Agreement” shall be deemed a reference to the Original Agreement as amended by this Amendment.

4.	This Amendment shall be governed by, enforced, and construed under and in accordance with the Laws of Delaware, without giving effect to principles of conflicts of law thereunder.

5.	This Amendment may be executed in multiple counterparts, each of which shall be deemed an original and all of which taken together shall be but a single instrument. Counterparts may be delivered via facsimile, electronic mail (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

[Signature Pages Follow]

IN WITNESS WHEREOF, the Parties hereto have executed this Amendment as of the Amendment Date.

HeartCore Enterprises, Inc.

By:	/s/ Sumitaka Yamamoto
Name:	Sumitaka Yamamoto
Title:	Chief Executive Officer

Sigmaways, Inc.

By:	/s/ Prakash Sadasivam
Name:	Prakash Sadasivam
Title:	Chief Executive Officer

Prakash Sadasivam

By:	/s/ Prakash Sadasivam
Name:	Prakash Sadasivam